Power of Attorney to Enroll in EDGAR Next and Sign and File Section 16 Reporting Forms The undersigned does hereby authorize and designate each of Mary C. Bigelow, J. Michael Hinchcliffe, Michele D. Rundstrom and Anna M. Armendariz as the undersigned's true and lawful attorney- in-fact (each, an "Attorney-in-Fact"), to act for the undersigned to: 1. Take all actions necessary or appropriate to enable the undersigned to submit filings through the U.S. Securities and Exchange Commission's ("SEC") Electronic Data Gathering and Retrieval system ("EDGAR"), including enrolling the undersigned in EDGAR Next and preparing, executing and submitting any (i) Form ID, amendments or related documents needed to obtain filing codes and passwords and (ii) any forms, schedules or other documents, including amendments, required or advisable for filing with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, or related rules, including Forms 3, 4 and 5 ("SEC Filings"); 2. Submit and file SEC Filings through EDGAR or cause them to be submitted and filed by a person appointed under Section 4 below; 3. File, submit or deliver SEC Filings to any securities exchange on which Altria Group, Inc.'s (the "Company") securities are listed or traded; 4. Act as account administrator for the undersigned's EDGAR account, including appointing, removing or replacing account administrators, users, technical administrators and delegated entities; maintaining account security and access codes; maintaining and certifying account information; serving as EDGAR point of contact; and taking any other action contemplated by Rule 10 of Regulation S-T; 5. Cause the Company to accept delegated authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; and 6. Obtain, on the undersigned's behalf, information regarding transactions in the Company's equity securities from the Company, brokers, dealers, plan administrators, trustees or other third parties, and the undersigned authorizes such parties to release that information to any Attorney-in-Fact. The undersigned acknowledges that: a) Any Attorney-in-Fact may act in his or her discretion on information provided without independent verification; b) Documents prepared or executed under this Power of Attorney may be in the form and contain the information any Attorney-in-Fact deems necessary or desirable; c) Neither the Company nor any Attorney-in-Fact assumes liability for the undersigned's compliance with Section 16, any failure to comply, or any disgorgement under Section 16(b); and d) This Power of Attorney does not relieve the undersigned of responsibility for compliance with Section 16, including related reporting requirements. The undersigned grants each Attorney-in-Fact full power and authority to take all actions necessary or advisable in connection with the foregoing, as fully as the undersigned could do personally, and ratifies all lawful acts taken under this Power of Attorney.

Ihalralrillird16.0.46.11.11rin.".0016.0 ......... ELFLABETS 1.. C.A.SILLAS Notary Public • State of Florida ' Commission $ NM 434O63 My Comm. Expires 0ec 9, 2027 Bonded through National Notary Assn. p ,» This Power of Attorney remains effective until the undersigned is no longer required to submit any SEC filings with respect to the Company's securities, unless earlier revoked in a signed writing delivered to any Attorney-in-Fact. This Power of Attorney revokes all prior powers of attorney covering its subject matter. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August jy--, 2026. STEVE PRE SLE COUNTY OF HILLSBOROUGH STATE OF FLORIDA I, Elizabeth L. Casillas, a notary public in and for the State and County aforesaid, certify that Steven W. Presley personally appeared before me this iLf day of August 2026, and acknowledged the foregoing Power of Attorney. if,e44;.114-4. 1150000gCNotary Public Registration No. HH 434063 My Commission Expires: 12/09/2027 8112 Woodland Center Blvd. Tampa, FL 33614